Exhibit 10.2

FIFTH AMENDMENT TO THE

MASTER SERVICES AGREEMENT BETWEEN

EMBRAER S.A. AND EVE UAM, LLC

This Fifth Amendment (“Amendment 5”) to the Master Services Agreement between Embraer S.A. and Eve UAM, LLC dated December 14, 2021(the “Original Agreement”) is made and this in February 04,2025, to be effective as of October 22,2024 by and between:

EMBRAER S.A., a corporation existing under the laws of Brazil, with its address and principal place of business is at Avenida Brigadeiro Faria Lima, 2170, in the City of São José dos Campos, State of São Paulo, Brazil (“Embraer”); and,

Eve UAM, LLC a limited liability company organized under the laws of the State of Delaware, United States, having its principal place of business at 1400 General Aviation Drive, Melbourne, FL 32935, United States

Embraer and Eve are referred to herein, individually, as a “Party”, and collectively as the “Parties”.

Whereas, Embraer and Eve have decided to revise certain terms of the Original Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree to amend the Original Agreement as follows:

All capitalized terms used herein, unless otherwise defined or indicated, shall have the same meaning as referred to in the Original Agreement.

1.                    MODIFIED EXHIBITS

1.1         The following Exhibits attached hereto are hereby included and become integral part of the Original Agreement:

Exhibit 8 Detail Definition Phane (DDP) – SOW 1.3

Exhibit 9 UAM Business – SOW 2.3

The Exhibit 8 describes the detailed scope, workshare activities and responsibilities for each Part as well as estimated expenses, costs for DDP, as established in Sections 4.6.2 and 4.6.3 of Integrated Product Development – Statement of Work (SOW Number 01), dated as of December 14.

The Exhibit 9 describes 2025 deliverables and services provided for eVTOL EIS strategic analysis, including design, planning and development of services and goods solutions related to the eVTOL EIS and the eVTOL operation and/or other UAM Business, as established in Sections 5 of UAM Business Services - Statement of Work (SOW Number 02), dated as of December 14, 2021.

2.                    MODIFIED CLAUSE

The Parties agree to delete the terms of Clause 2 of the Exhibit 7 (eVTOL Industrialization Phase 1 - SOW1.2.1) of the Original Agreement and replace it for the following terms:

“2. Term of SOW. This SOW 1.2.1 is effective beginning on March 06th, 2023 (“Effective Date”) and will remain in effect until December 31, 2025 (“Expiration Date”)  or until the date on which the Parties have entered into a dedicated industrialization services agreement, whichever occurs first. This Expiration Date may be extended if mutually agreed.”

3.                   MODIFIED PROVISIONS

For the purposes of Section 5.1 of the Original Agreement, the Parties agree the following:

To the extent that it would constitute Eve’s Assigned Foreground IP under section 5.1 “a” “i” of the Original Agreement combined with the section 4.6. of the SOW01, the Parties agree to exclude from Eve’s Assigned Foreground IP all Intellectual Property that uses, relates or contains any Embraer’s Background IP in respect to the items below:

- Flight Controls Control Laws models (eg.: Simulink)

- Flight Controls Control Laws low-level requirements

- Flight Controls Control Laws source code

- Embraer standard - Flight Controls Control Laws development process

In addition, under section 5.1., “c”, “ii”, the Parties agree that all Intellectual Property listed above is not licensed to Eve under the Licensed Parent IP terms and conditions.

Embraer may, on a case-by-case basis, decide to license to Eve specific Embraer’s IP on the list above at its own discretion for the use by Eve.

4.                   ENTIRE AGREEMENT

The Original Agreement, as modified from time to time in writing by the Parties, and as modified by this Amendment 5, including all Exhibits, constitutes the complete and exclusive agreement between the Parties relating to the subject matter hereof and cancels and supersedes all previous agreements between the Parties relating thereto, whether written or oral. Furthermore, the terms and conditions contained in this Amendment 5 do not create or represent a precedent for the interpretation of any other agreements that have been or will be executed between the Parties not in relation to the subject matter hereof.

All other terms and conditions set forth in the Original Agreement, not expressly modified by this Amendment 5, are hereby expressly ratified by the Parties, incorporated by reference and remain in full force and effect. In case of any conflict between this Amendment 5, Amendment 4, Amendment 3, Amendment 2, Amendment 1 and the Original Agreement, this Amendment 5 shall prevail.

If any provision of the Original Agreement, as amended from time to time, is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable. In witness whereof, Embraer and Eve have caused this Amendment 5 to be duly executed and delivered by their authorized representatives, in duplicate originals, to be effective as of the day first above written.

EVE UAM, LLC
/s/ Eduardo Siffert Couto
Name: Eduardo Siffert Couto
Tittle: Chief Financial Officer
/s/ Luiz Felipe Ribeiro Valentini
Name:Luiz Felipe Ribeiro Valentini
Title: CTO
EMBRAER S.A.
/s/ Antonio Carlos Garcia
Name: Antonio Carlos Garcia
Tittle: Vice President Finance and Investor Relations
/s/ Roberto de Deus Chaves
Name: Roberto de Deus Chaves
Tittle: EVP, Global Procurement & Supply Chain